As filed with the Securities and Exchange Commission
on May 17, 1999.                               Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             HOMESIDE LENDING, INC.
             (Exact name of registrant as specified in its charter)

          Florida                                        59-2725415
(State or Other Jurisdiction of            (IRS Employer Identification Number)
 Incorporation or Organization)

                               7301 Baymedows Way
                           Jacksonville, Florida 32256
                                 (904) 281-3000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)


                                Robert J. Jacobs
             Executive Vice President, Secretary and General Counsel
                             HomeSide Lending, Inc.
                               7301 Baymeadows Way
                           Jacksonville, Florida 32256
                                 (904) 281-3000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)


                                 with copies to:

                                Mary Ellen O'Mara
                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                               101 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-6600


                               Jonathan B. Miller
                                Brown & Wood LLP
                             One World Trade Center
                            New York, New York 10048
                                 (212) 839-5300

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this
            Registration      Statement,  as  determined  in light of market and
                              other conditions.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. o

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest investment plans, check the following box. |X|

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-45603

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

                         CALCULATION OF REGISTRATION FEE

                                                         Proposed Maximum
Title of Each Class of Securities    Amount to be       Aggregate Offering     Amount of Registration Fee
        to be Registered              Registered               Price
--------------------------------  ------------------  ----------------------- -----------------------------

       Debt Securities             68,000,000(1)          68,000,000(1)               $18,904(2)


(1) Such amount shall be increased if any debt securities are issued at an original issue discount, by an amount such that the net proceeds to be received by the Registrant shall be equal to the above amount to be registered.

(2) The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933.

         This Registration Statement shall become effect upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

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


                                EXPLANATORY NOTE

         This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index, accountants' consents and opinions of counsel. The contents of the registration statement on the registrant's registration statement on Form S- 3, File No. 333-45603, as amended by Amendment No. 1 thereto, including the exhibits thereto (the "Initial Registration Statement"), are incorporated by reference into this registration statement. The Initial Registration Statement was declared effective on March 11, 1998. This registration statement covers the registration of an additional $68,000,000 aggregate offering price of Medium-Term Notes Due Nine Months or More From Date of Issue for sale in the offering referred to in the Initial Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 17th day of May, 1999.

                                    HOMESIDE LENDING, INC.


                                 By: /s/Joe K. Pickett
                                    JOE K. PICKETT
                                    Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                      Signature                                                 Title                                  Date

                    /s/Joe K. Pickett                  Chairman of the Board                                  May 17, 1999
                    Joe K. Pickett

                                                       Chief Executive Officer and Director                   May  17, 1999
                    /s/Hugh R. Harris                  (Principal Executive Officer)
                    Hugh R. Harris



                    /s/Kevin D. Race                   President, Chief Operating Officer and Director        May 17, 1999
                     Kevin D. Race


                    /s/W. Blake Wilson                 Executive Vice President, Chief Financial              May 17, 1999
                    W. Blake Wilson                    Officer and Treasurer
                                                       (Principal Financial and Accounting Officer)


                    /s/Robert J. Jacobs                Executive Vice President, Secretary and                May 17, 1999
                     Robert J. Jacobs                  General Counsel



                                  EXHIBIT INDEX


 Exhibit No.                                                         Description

     5.1(a)              Opinion of Hutchins, Wheeler & Dittmar, regarding legality of the Notes
     5.1(b)              Opinion of Robert J. Jacobs, Esq., regarding certain matters relating to Florida law.
     5.1(c)              Opinion of Brown & Wood LLP, regarding certain matters relating to New York law.
    23.1(a)              Consent of Hutchins, Wheeler & Dittmar (included in Exhibit 5.1(a)).
    23.1(b)              Consent of Robert J. Jacobs, Esq. (included in Exhibit 5.1(b)).
    23.1(c)              Consent of Brown & Wood LLP (included in Exhibit 5.1(c)).
    23.2                 Consent of Arthur Andersen LLP.
    23.3                 Consent of PriceWaterhouseCoopers LLP (formerly Coopers & Lybrand L.L.P.)
    23.4                 Consent of KPMG Peat Marwick LLP.
